Exhibit 10.29

PERFORMANCE INCENTIVE COMPENSATION PLAN

FIRST FINANCIAL HOLDINGS, INC. AND ITS SUBSIDIARIES

PERFORMANCE INCENTIVE COMPENSATION PLAN

FIRST FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

PERFORMANCE INCENTIVE COMPENSATION PLAN

TABLE OF CONTENTS

I.	Plan Purpose		3
II.	General Description		3
III.	Plan Year and Effective Date		4
IV.	Definitions		4
V.	Performance Thresholds		4
VI.	Participants		4
VII.	Performance Thresholds and Participant Performance Criteria		5
VIII.	Compensation		5
	A.	Base Salary	5
	B.	Performance Incentive Compensation Plan	5
	C.	Other Commission Plans, If Applicable	6
IX.	Administration		6
	A.	Plan Responsibility Controls	6
	B.	Tracking	6
	C.	The Formula	7
	D.	Initial Calculation, Verifications and Approvals	7
	E.	Processing Payouts	8
	F.	Dispute Resolution for Goal Calculation or Incentive	8
X.	Termination of Plan		8
XI.	Termination of Employment		8
	A.	Post-Separation Obligations	8
	B.	General Company Policies and Procedures	9
XII.	Severability		9

OTHER INFORMATION

Important Notice			9
Exhibit A.	Definitions		10
Exhibit B.	Performance Criteria/Measurement Importance		13

FIRST FINANCIAL HOLDINGS, INC.

PERFORMANCE INCENTIVE COMPENSATION PLAN

Fiscal Year 2009

I.      PLAN PURPOSE

The purpose of First Financial Holdings, Inc.’s (“the Company’s”) Performance Incentive Compensation Plan (“the Plan”) is to share the rewards of excellent performance with those officers who provide the leadership, knowledge, and direction to accomplish superior operating results for the Company.  Performance thresholds, which coincide with the objectives of the Company’s strategic business plan, are the standard of measurements used to determine the achievement of individual officer performance criteria.

PLEASE NOTE:  No language or provision of this plan is intended to guarantee the establishment of future plans.  Executive Management with the approval of the Compensation/Benefits Committee (“the Committee”) reserves the right to alter this plan at its discretion at any time.

II.	GENERAL DESCRIPTION

The key component of the Plan is Return on Equity (ROE), which is defined as “net income after applicable income taxes, net of securities gains or losses, and net of unusual or extraordinary items, divided by average equity.”  Each fiscal year, Executive Management determines the appropriate ROE objective, establishes performance threshold levels of measurable criteria, and identifies individual officer performance criteria.  This information is presented to the Committee for their review and approval/disapproval.

Soon after the close of a fiscal year, the Company’s achievement of performance thresholds is determined and reviewed by Executive Management.  The ROE objective must be achieved at least to its minimum level before any incentive payout is awarded to Executive and Senior Management.  If the minimum ROE objective is not achieved, there will be no incentive payouts to Executive and Senior Management even if all other Company and individual officer performance criteria are achieved.  Vice President’s individual performance criteria are closely aligned to the Company’s overall strategic objectives.  These officers significantly influence, manage and achieve those key objectives identified in their respective regions and departments.  The timely execution and implementation of these objectives allows the Company to maintain or increase competitive advantage in its specific markets and in its business lines.  Individual criteria and objectives established for all participants must be clearly definable, attainable, add measurably to the profitability of the Company and will be subject to timely and frequent measurement and communication throughout the performance period.  Effective with the fiscal 2008 plan year, the requirement for a minimum ROE objective to be met is removed for Vice Presidents.

Results for each fiscal year are presented to and approved by the Committee.  Executive Management communicates the final operating results to the members of the management team at their October meeting and results on the attainment of specific criteria as soon as available.

The stake of the shareholders is improved as the Company’s performance threshold levels are achieved.  Performance above threshold levels will largely accrue to shareholders through improved financial performance of the Company. Only a moderate percentage of these improved results will be used for performance incentive compensation for Management.

Incentive awards are supplements to annual compensation and benefits.  The Plan assumes that an equitable salary administration program is in place and will not be used to adjust inequities in base compensation.  It is the intent of the Board of Directors that incentive compensation be a meaningful and therefore motivating factor for management’s performance.

The Committee will review and may approve or disapprove of any award based solely on their discretion.

III.	PLAN YEAR AND EFFECTIVE DATE

The plan year is identified as the Company’s fiscal year.  The effective date begins October 1st and ends on September 30th.

IV.	DEFINITIONS

Exhibit A contains definitions of the various examples of factors used in determining the achievement of the Company’s and individual officer performance thresholds and criteria.

V.	PERFORMANCE THRESHOLDS

Exhibit B reflects a listing of the Company’s performance criteria and the measurement of importance.

VI.	PARTICIPANTS

Named participants in the Plan shall be limited to the officers of First Financial and its affiliates, who are responsible for directing functions, which have a significant impact on the growth and profitability of the Company.  Prior to the beginning of each fiscal year, which coincides with the beginning of the Plan year, Executive Management reviews and revises, if necessary, the current list of participants.  A recommendation is made to the Committee for approval/disapproval of the list.     Participants will be notified of their eligibility as soon as possible thereafter.

Named participants may be added during the fiscal year at the discretion of the Committee.  Incentive awards for new participants may be pro-rated or may begin at the beginning of a new fiscal year.

VII.	PERFORMANCE THRESHOLDS AND PARTICIPANT PERFORMANCE CRITERIA

Participant Performance Criteria and illustrative examples of participant performance measurements, participant weighting factor and the incentive computation are available in the company’s Human Resources Department.

VIII.	COMPENSATION

Total cash compensation is a result of the following:

➢	Base Salary
➢	Other commission plans, if applicable
➢	Performance Incentive Compensation Plan

A.	Base Salary

The base salary on January 1st of the respective fiscal year is used to determine the amount of compensation at risk, which is then used in calculating the incentive compensation.  See Section C.

In 1985, the Company adopted a competitive salary administration program to attract and retain the best-qualified individuals and to motivate them to perform their responsibilities in a most effective and efficient manner.  Through the process of job evaluations and comparing similar position responsibilities in similar industries, a salary structure and ranges were established at the average of the appropriate market.

Base salaries for new employees are determined by verifying proven and related experience, appropriate levels of education, and other specified position requirements.  Periodically, salary studies are conducted to insure the continued competitiveness of the ranges.  Annually, Executive Management recommends the appropriate adjustment of salary ranges to the Committee for their approval/disapproval.  The recommendation is consistent with the average range adjustments on a national basis.

B.	Performance Incentive Compensation Plan

The Plan in its entirety is described in this document.

C.	Other Commission plans, if applicable

At the present time, 3 officers of the management team are paid commissions through out the fiscal year on the production of their departments.  The positions are:

➢	Vice President Correspondent Lending
➢	Vice President Sales/Lending
➢	President FSE Investors

Current copies of these commission plans are on file in the Company’s Human Resources department.

IX.	ADMINISTRATION

A.           PLAN RESPONSIBILITY AND CONTROLS

The administration of the Plan is the responsibility of Executive Management along with the Company’s Executive Vice President of Human Resources.  The Plan’s day-to-day operations are generally resolved at this level.  Amendments to the Plan or any major operational issues are reviewed and discussed by Executive Management with a recommendation of appropriate resolution presented to the Committee for review and approval/disapproval.  Decisions are subject to final ratification by the Company’s Board of Directors.

Officers who are members of the Company’s Board of Directors have no voting authority on matters relating to the performance incentive compensation program.

Prior to the beginning of each fiscal year, Executive Management will review and revise, as appropriate, the Plan and its operating rules. The revised plan will be presented to the Committee for their review and approval/disapproval.

B.           TRACKING

Vice President/Controller has been designated by Executive Management and approved by the Committee to track the achievements of performance thresholds on a monthly basis and communicate the progress to the management team and Board of Directors quarterly.

At the close of the fiscal year, Executive Management reviews the overall operating results of the Company.  VP/Controller calculates the Company’s ROE and presents the EVP/Chief Financial Officer (CFO) with the results.  The CFO verifies the calculations and reviews the results with Executive Management.  After a thorough review and discussion by Executive Management, the ROE and the results are presented to the Committee for their review and approval/disapproval.  There will be no incentive payouts for Executive and Senior Management if the minimum ROE objective is not achieved.

Upon the approval of the ROE achievement by the Committee, individual officer performance criteria is determined and reviewed by Executive Management.  Upon the completion of this process, the individual officer performance criteria achievements are reviewed and verified by the CFO.

C.           THE FORMULA

The key component of the incentive computation for Executive and Senior Management is the successful achievement of the ROE objective.  Once achieved and approved, the following is used for calculating the incentive payout:

➢	The percentage at risk (PAR) is 65% of the officer’s base salary on January 1st of the Plan’s fiscal year.

a)      The general formula is stated as follows:

▪	The product results from the Company’s achievement of each performance measurement threshold times the participant weighting factor of the specific performance measurements assigned to the officer;
▪	Times the base compensation at risk; (or determined by ROE threshold achieved)
▪	Equals the participant payout.

Effective with fiscal 2008, the key component of the incentive compensation for Vice Presidents is the successful completion of individual criteria.  The percentage of base pay at risk is 50%, subject to further reduction for officers already subject to sales incentives.

If a VP is promoted to a higher corporate officer position, such as EVP or SVP, the pay out for bonus compensation will be pro-rated by the number of months the officer spends in each position.  For example:  If a VP is promoted to SVP on April 1st, the pay out would be 6 months at 50% and 6 months at 65% of base compensation.

At the beginning of the next fiscal year the percentage of pay out would remain at the appropriate level unless otherwise changed by Executive Management.

D.	INITIAL CALCULATION, VERIFICATIONS, AND APPROVALS

The incentive compensation plan payout calculations are calculated by the EVP Human Resources. The calculations are then reviewed, verified, and approved by the EVP/CFO and reviewed and approved by Executive Management. The payout calculations are returned to the EVP Human Resources for appropriate payroll processing.

The President’s performance incentive compensation is based on an average of all objectives achieved by the management team officers participating in the Plan.  The calculation of the President’s payout is completed by the EVP Human Resources.  It is then reviewed and verified by the EVP/CFO, with final approval by the Committee.

E.           PROCESSING PAYOUTS

Bonuses are paid in the calendar year in which the fiscal year ends.  Deferrals to the next year are not permitted.

F.	DISPUTE RESOLUTION FOR GOAL CALCULATION OR INCENTIVE COMPENSATION CALCULATION

If participants feel their incentive payout is calculated incorrectly or not paid in accordance to the guidelines outlined in this plan document, the following steps in the dispute process must be taken:

a.	Notify EVP HR in writing within 30 days explaining dispute. Information or error/s in calculation must be attached.

b.	EVP/CFO will review dispute and recertify calculation/s. A detailed explanation of findings will be prepared.

c.	EVP/CAO will verify final determination of EVP/CFO’s findings.

X.	TERMINATION OF THE PLAN

The Company’s Board of Directors may terminate, amend, or modify the Plan at any time.  The termination, amendment, or modification of the Plan may not affect a participant’s right to the Board of Directors approved and unpaid incentive payouts for the period prior to termination or modification of the Plan.

XI.	TERMINATION OF EMPLOYMENT

Officers participating in the Plan must be actively at work on the day the payout is made.  If an officer terminates employment for other than retirement or health related purposes prior to this day, the incentive payout is forfeited.

A.           POST-SEPARATION OBLIGATIONS

Upon separation of employment, the participant hereby covenants and agrees that such participant shall not take, and does not have in his/her possession, a copy of the Performance Incentive Compensation Plan, any notes, reports, proposals, computer disks, customer lists, marketing or business plans, or copies of them or other documents or materials, or any other property belonging to the Company.

B.	GENERAL COMPANY POLICIES AND PROCEDURES

The Company’s policies and procedures are conditions of continued employment.  Participants must certify that they have read within sixty (60) days of the date hereof the Company’s Corporate Code of Business Conduct and Ethics, employment guidelines or any other pertinent guidelines relevant to their position.  In addition, each participant must conform to all applicable legal and compliance obligations relating to their employment.

XII.	SEVERABILITY

Should any provision of this Plan be deemed legally unenforceable, no other provision of the plan may be affected.  The Plan may be construed as if it had never included the unenforceable provision.

The officer signature requirement on the next page hereby acknowledges and certifies that he/she has read the plan, been provided an opportunity to discuss any concerns he/she may have with the Plan, and agrees to its terms.

IMPORTANT NOTICE

THE COMPANY HAS THE RIGHT TO CHANGE THIS PLAN AND THE POLICIES AND PROCEDURES WHEN NECESSARY.  THE CONTENTS OF THIS PLAN ARE NOT A CONTRACT BETWEEN THE COMPANY AND ANY OFFICER.  NOTHING IN THIS PLAN BINDS THE COMPANY OR ANY OFFICER TO A SPECIFIC OR DEFINITE PERIOD OF EMPLOYMENT.  AS AN OFFICER, YOU ARE COMPLETELY FREE TO LEAVE THE COMPANY AT ANY TIME YOU CHOOSE, AND THE COMPANY HAS THE SAME RIGHT TO END THE EMPLOYMENT RELATIONSHIP.

EMPLOYEE NAME (PRINT) _________________________ DATE: ___________________

EMPLOYEE SIGNATURE ___________________________ DATE: ___________________

EXHIBIT A

DEFINITIONS

Performance Measurement Factors - Those key operating ratios and other pertinent measures of total companys performance on which the participants will be evaluated.  Definitions will expand as individual performance measurement factors are added.  They include:

*	Return on Equity - Net income after applicable income taxes, net of securities gains or losses, and net of unusual or extraordinary items, divided by average equity.

*	Return on Assets - Net income after applicable income taxes, net of gains and losses on sales of securities, and net of unusual or extraordinary items, divided by average assets.

*
Efficiency Ratio- General and administrative expenses divided by the sum of net interest income plus other income, net of gains and losses on sales of securities and real estate operations.  Unusual or extraordinary items should be deducted from both general and administrative expenses and from other income.

*
Non-Interest Income - All fees, commissions, and revenues generated from servicing or origination of deposits and loan accounts, sales of insurance and revenues earned on sales of other various services (excludes real estate owned income and expense and net gains or losses of sales of securities).

*	Mortgage Loan Production - Dollar volume origination of total retail mortgage loans for the respective plan year. Loans purchased during the plan year.

*
Non-Mortgage Loan Production - Dollar volume origination of total company consumer loans for the respective years.  Depending on the category may also be comprised of dollar volume origination of other types of loans, such as commercial loans.

*	Problem Assets - Non-accrual loans, loans 90 days or more delinquent, restructured loans, loans carried at fair value and real estate and other assets acquired in settlement of loans.

*            Average Problem Assets to Assets – Total of month-end balances of problem assets for each month of the current fiscal year as well as the end of month balance from the most recent fiscal year-end as reported by the Accounting Department divided by the total of assets from the month-end assets on the Statement of Condition for the current fiscal year as well as the end of month asset balance from the most recent fiscal year-end.

*	Transaction Accounts - Demand Accounts (NOW Accounts and regular checking account products, both interest bearing and non-interest bearing).
*
Households - The total number of family units with which the Financial Institution has one or more product relationships.  This measurement may be sub-divided by a business unit (ie banking, trust, insurance) region or area based on zip code, street address, county, city or other reliable factor.  Households are measured based on the summarization of all account service and product data in the Marketing Customer Information File.

*
Price Earnings Ratio - Ratio calculated by dividing the average daily price of the stock for each month by the earnings reported for the last twelve months.  Annual price/earnings ratio will be the average of the twelve monthly ratios.

*
Cost Per Loans Serviced - Total operating cost of Loan Service less the identified cost of credit card service divided by the average number of consumer and real estate loans (exclude loans on deposit accounts).

*
Call Center Efficiency - Threshold levels for calls answered in 30 seconds or less and average calls per day per agent are established at 85% (monthly average) and 95 calls per day.  Target levels are set at 50% (85%/95 calls) and l00% (90%/100 calls).

*	Interest Rate Risk for the Holding Company- Average of the consolidated dynamic gap/assets ratio for First Financial as measured on the last day of each fiscal quarter.

*	Cost of Benefits- Cost of all benefits in the cafeteria plan per full-time equivalent employee of First Financial Holdings, Inc.

*
Quality of Benefits/Satisfaction- The results of a survey distributed in the third quarter of the fiscal year to all Company employees to indicate an overall level of satisfaction in response to questions regarding quality and level of satisfaction with specific employment benefits.

*
Quality of Office Service- A survey distributed in the fourth quarter of the fiscal year to all Company employees to measure the satisfaction of office services in response to questions regarding overall satisfaction with services delivered by Office Services.

*
Quality/Satisfaction with Facilities- A survey distributed in the fourth quarter of fiscal year to all Company employees to measure the level of satisfaction of facilities in response to questions regarding overall satisfaction with office space, parking, etc.

*
Results of Annual Information Systems Quality Survey- A survey conducted in the fourth quarter of the fiscal year of all Company employees to indicate an average level of more than a satisfactory response to a question regarding overall satisfaction of service.

*
Completion of Projects- Individually assigned projects that must be completed by a specific time or by the end of the fiscal year to insure that specific results of the Company’s strategic business plan are achieved.

*	Performance Threshold - The minimum performance level for each factor below which no reward will be given; also, the minimum overall performance level for return on equity.

*
Incentive Factor Weighting - A percentage for each of the incentive factors for each participant, which is used to modify the basic incentive percentage to reflect the relative importance of the factor to that position.

*	CRA Compliance Rating - a rating received from the Office of Thrift Supervision following the completion of their examination of our compliance with the Community Reinvestment Act.

*
Average Equity – Total of month-end equity balances on the Statement of Condition for all months of the current fiscal year plus the end of month balance from the most recent fiscal year-end divided by 13.

*
Average Assets – Total of month-end asset balances on the Statement of Condition for all months of the current fiscal year plus the end of month balance from the most recent fiscal year-end divided by 13.

*
Net Interest Margin – Total of net interest income for the respective unit being measured divided by the aggregate of all average annual balances of interest earning assets as computed from the core processing system or from average month end balances should automated systems not be used at some units.

EXHIBIT B

Performance Criteria	Measurement Importance*
Return on Equity	Profitability
Return on Assets	Profitability
Efficiency Ratio	Expense Control
Non-Interest Income	Profitability
Mortgage Loan Production	Customer Base
Non-Mortgage Loan Production	Customer Base
Problem Assets	Asset Quality
Transaction Accounts	Customer Base
Households	Customer Base
Price Earnings Ratio	Stockholders Return
Cost Per Loan Service	Expense Control
Call Center Efficiency	Customer Service
Interest Rate Risk for Holding Company	Profitability
Cost of Benefits	Expense Control
Satisfaction of Quality of Benefits	Employee Retention
Quality of Office Service to Staff	Employee Service
Quality of Satisfaction of Facilities	Employee Service
Results of Annual IS Quality Survey	Internal Customer Service
Completion of Projects	Customer Service
CRA Compliance Rating	Customer Base
Net Interest Margin	Profitability

* For each of the above performance criteria, target levels and minimum target levels will be determined by management and reviewed and approved by the Committee.  Incentive payouts for Executive and Senior Management will not be awarded if the Return on Equity (ROE) objective is not achieved or if performance falls below the minimum target level.